Exhibit 99.1

PRESS RELEASE

                                                                         Contact:
                                                                       Trisha Tuntland
                                                                       Director of Investor Relations
                                                                       Cabot Microelectronics Corporation
                                                                          (630) 499-2600

GEOFFREY WILD ELECTED TO
CABOT MICROELECTRONICS' BOARD OF DIRECTORS

Aurora, IL, September 1, 2015 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, is pleased to announce today the election of Geoffrey Wild to the Company's Board of Directors.

Mr. Wild, 59, served as the Chief Executive Officer of AZ Electronic Materials, a leader in specialty chemicals and materials for the semiconductor industry, from January 2010 until April 2015, following its 2014 acquisition by Merck KgAa.  Prior to that, Mr. Wild was President and Chief Executive Officer of Cascade Microtech, Inc., a provider of precision electrical measurement products and services.  Previously, he served as Chief Executive Officer of Nikon Precision, Inc., which specializes in precision optical products.  Mr. Wild has been a member of the board of directors of Materion, Inc. since 2011, and served as a director of Axcelis Technologies, Inc. from 2006 to 2011.  Mr. Wild received his B.S. in Chemistry from the University of Bath, UK.

"We are delighted to welcome Geoff to our Board of Directors and look forward to the extensive leadership experience he brings to us from the global semiconductor industry, other technology fields, as well as with other significant international public companies," said William P. Noglows, Cabot Microelectronics' Chairman.  "Geoff's vast and well-respected background that he has compiled over nearly 40 years, in a variety of companies and geographies with customers, suppliers, markets and cultures that are also essential to our business, complements well our existing Board, and we look forward to his guidance and advice in the years to come."

Mr. Wild was elected today by the Board of Directors of the Corporation with a term continuing until the Corporation's annual meeting of stockholders to be held in 2017.  He also was appointed a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors.  The Corporation's Board of Directors has determined that Mr. Wild is an independent director as defined by relevant regulations.  The current size of the Corporation's Board of Directors is eleven.

ABOUT CABOT MICROELECTRONICS
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  The company has approximately 1,025 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; the company's management, international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2015 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2014, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.